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                                                                     EXHIBIT 23D

DELOITTE & TOUCHE LLP
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                         Northwest Bank Building       Telephone: (319) 322-4415
                         101 West Second Street        Facsimile: (319) 322-2002
                         Davenport, Iowa 52801-1813


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of MidAmerican Energy Company on Form S-4 of the reports of Deloitte & Touche dated January 26, 1994, appearing in (and incorporated by reference in) the Annual Report on Form 10-K of Iowa-Illinois Gas and Electric Company for the year ended December 31, 1993 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP


October 24, 1994